UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2015

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517
Dallas, TX 75219
(Address of principal executive offices) (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of PlasmaTech Biopharmaceutical, Inc. (the “Company”) was held on May 7, 2015.  The following matters were acted upon:

1.  ELECTION OF DIRECTORS

Steven H. Rouhandeh was elected to serve as director of the Company until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven H. Rouhandeh	16,361,077	7,390	1,011,886

Stephen B. Howell was elected to serve as director of the Company until his successor is duly elected and qualified. The results of the election of director is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen B. Howell	16,361,591	6,876	1,011,886

2.  APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN.

Approval of the 2015 Equity Incentive Plan was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,306,350	59,519	2,598	1,011,886

3.  RATIFICATION OF APPOINTMENT OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

 Ratification of the appointment of Whitley Penn LLP as the independent registered public accounting firm of the Company was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,276,909	97,925	5,519	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlasmaTech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
             Stephen B. Thompson
      Vice President Finance
       Chief Accounting Officer

Dated  May 8, 2015